Exhibit 32

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Swift Transportation Co., Inc. (the “Company”) for the period ended March 31, 2007 as filed on Form 10-Q with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert W. Cunningham
Robert W. Cunningham
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Glynis Bryan
Glynis Bryan
Chief Financial Officer
(Principal Financial Officer)

Date: May 10, 2007